EXHIBIT 99(a)


	The Registrant, Fleet Financial Group, Inc. hereby amends and restates the following Exhibit 99(a) of Item 7 on Form 8-K previously filed with the Securities and Exchange Commission on March 15, 1996.


             UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


     On December 19, 1995, Fleet Financial Group, Inc. ("Fleet") entered into an Agreement and Plan of Merger (the "Merger Agreement") with National Westminster Bank, Plc ("NatWest Plc") providing for the merger (the "Merger") of Fleet Bank of New York, National Association ("FBNY"), a wholly-owned subsidiary of Fleet, with and into NatWest Bank N.A. ("NatWest"), a wholly-owned indirect subsidiary of NatWest Plc, which shall continue as the surviving bank under the name "Fleet Bank, N.A." (the "Surviving Bank"). The following Unaudited Pro Forma Combined Balance Sheet as of December 31, 1995, and the Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1995, give effect to the Merger accounted for by the purchase method of accounting as if such transaction had occurred on January 1, 1995.

     The pro forma information is based on the historical consolidated financial statements of Fleet and National Westminster Bancorp, Inc. ("Bancorp") and their subsidiaries under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Combined Financial Statements. NatWest is a wholly-owned direct subsidiary of National Westminster Bancorp NJ, a New Jersey corporation, which is a wholly-owned direct subsidiary of National Westminster Bancorp, Inc., a Delaware corporation. Bancorp is a wholly-owned indirect subsidiary of NatWest Plc. Pursuant to the terms of the Merger Agreement, certain operating subsidiaries of Bancorp, including its leasing subsidiary, and certain assets and liabilities of NatWest will be retained by Bancorp or transferred to other affiliates of NatWest Plc. Such assets and liabilities are included as pro forma adjustments in the Unaudited Pro
Forma Combined Financial Statements.   The Unaudited Pro Forma Combined
Financial Statements should be read in conjunction with the consolidated financial statements of Fleet, filed on Form 8-K dated March 15, 1996.
The pro forma information is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations in the future or of the combined financial position or results of operations which would have been realized had the acquisition been consummated during the period or as of the date for which the pro forma information is presented.

                                            FLEET FINANCIAL GROUP,  INC.  AND NATWEST BANK N.A.
                                                UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                           December 31, 1995 (a)

                                                                                                               Fleet /
                                                                                          Balance Sheet       NatWest
                                               Fleet         NatWest       Pro Forma      Restructuring      Pro Forma
(Dollars in millions)                        Historical     Pro Forma     Adjustments     Adjustments (d)    Combined
                                             -----------   -----------    -----------     --------------     ----------
                                                                                           <c)
ASSETS:
Cash and cash equivalents                     $   4,505     $    2,021     $        0       $         0      $   6,526
Federal funds sold and securities purchased
   under agreements to resell                        61          2,965              0            (3,026)             0
Securities                                       19,331          3,033         (1,700) (b)      (13,400)         7,264
Loans and leases                                 51,525         13,926              0                 0         65,451
Reserve for credit losses                        (1,321)          (255)             0                 0         (1,576)
Mortgages held for resale                         2,005          3,784              0            (3,500)         2,289
Premises and equipment                              991            422            (88) (c)            0          1,325
Mortgage servicing rights                         1,276             14              5  (c)            0          1,295
Excess cost over net assets acquired                935            982           (398) (c)            0          1,519
Other intangibles                                   181             25            242  (c)            0            448
Other assets                                      4,943          2,005            (12) (c)            0          6,936
                                             -----------   -----------    -----------     --------------     ----------

Total assets                                  $  84,432     $   28,922     $   (1,951)      $   (19,926)     $  91,477
                                             ===========   ===========    ===========     ==============     ==========


LIABILITIES and STOCKHOLDERS' EQUITY:
Deposits:
   Demand                                     $  12,305     $    4,866     $        0       $         0      $  17,171
   Regular savings, NOW, money market            22,835          8,606              0                 0         31,441
   Time                                          21,982          7,534              0            (5,275)        24,241
                                             -----------   -----------    -----------     --------------     ----------
Total deposits                                   57,122         21,006              0            (5,275)        72,853
                                             -----------   -----------    -----------     --------------     ----------

Federal funds purchased and securities sold
   under agreements to repurchase                 7,425          2,049           (675) (b)       (8,799)             0
Other short-term borrowings                       5,144          1,804            675  (b)       (5,852)         1,771
Accrued expenses and other liabilities            1,895            683            429  (c)            0          3,007
Long-term debt                                    6,481              0            400  (b)            0          6,881
                                             -----------   -----------    -----------     --------------     ----------

Total liabilities                                78,067         25,542            829           (19,926)        84,512
                                             -----------   -----------    -----------     --------------     ----------

Stockholders' equity:
   Preferred equity                                 399              0            600  (b)            0            999
   Common equity                                  5,966          3,380         (3,380) (c)            0          5,966
                                             -----------   -----------    -----------     --------------     ----------

Total stockholders' equity                        6,365          3,380         (2,780)                0          6,965
                                             -----------   -----------    -----------     --------------     ----------

Total liabilities and stockholders' equity    $  84,432     $   28,922     $   (1,951)      $   (19,926)     $  91,477
                                             ===========   ===========    ===========     ==============     ==========






See accompanying notes to the unaudited pro forma combined financial statements

                             FLEET FINANCIAL GROUP,  INC.  AND NATWEST BANK N.A.
                               UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                         December 31, 1995 (a)

                                               NatWest
                                               Bancorp       Pro Forma         NatWest
(Dollars in millions)                        Historical     Adjustments (e)   Pro Forma
                                             ----------     -----------      ----------

ASSETS:
Cash and cash equivalents                    $    2,022       $     (1)       $   2,021
Federal funds sold and securities purchased
   under agreements to resell                     2,965              0            2,965
Securities                                        3,036             (3)           3,033
Loans and leases                                 14,428           (502)          13,926
Reserve for credit losses                          (258)             3             (255)
Mortgages held for resale                         3,784              0            3,784
Premises and equipment                              543           (121)             422
Mortgage servicing rights                            14              0               14
Excess cost over net assets acquired                982              0              982
Other intangibles                                    25              0               25
Other assets                                      2,074            (69)           2,005
                                             ----------     -----------      ----------

Total assets                                 $   29,615       $   (693)       $  28,922
                                             ==========     ===========      ==========


LIABILITIES and STOCKHOLDERS' EQUITY:
Deposits:
   Demand                                    $    4,866       $      0        $   4,866
   Regular savings, NOW, money market             8,606              0            8,606
   Time                                           7,534              0            7,534
                                             ----------     -----------      ----------
Total deposits                                   21,006              0           21,006
                                             ----------     -----------      ----------

Federal funds purchased and securities sold
   under agreements to repurchase                 2,049              0            2,049
Other short-term borrowings                       1,866            (62)           1,804
Accrued expenses and other liabilities              805           (122)             683
Long-term debt                                      654           (654)               0
                                             ----------     -----------      ----------

Total liabilities                                26,380           (838)          25,542
                                             ----------     -----------      ----------

Stockholders' equity:
   Preferred equity                                   0              0                0
   Common equity                                  3,235            145            3,380
                                             ----------     -----------      ----------

Total stockholders' equity                        3,235            145            3,380
                                             ----------     -----------      ----------

Total liabilities and stockholders' equity   $   29,615       $   (693)       $  28,922
                                             ==========     ===========      ==========





See accompanying notes to the unaudited pro forma combined financial statements


                                    FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A.
                                    UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                    For the Twelve Months Ended December 31, 1995 (a)


                                                                                                                             Fleet /
                                                                                                          Balance Sheet     NatWest
                                                               Fleet         NatWest       Pro Forma      Restructuring    Pro Forma
(Dollars in millions, except per share data)                 Pro Forma      Pro Forma     Adjustments     Adjustments (d)  Combined
                                                           -----------      ---------     -----------    ---------------- ----------
Interest and fees on loans and leases                      $    4,785       $  1,499      $       0        $       (279)  $   6,005
Interest on securities                                          1,365            641           (105)(b)          (1,006)        895
                                                           ----------       --------      ---------      --------------   ---------
   Total interest income                                        6,150          2,140           (105)             (1,285)      6,900
Interest expense:
   Deposits                                                     1,782            619              0                (271)      2,130
   Short-term borrowings                                          836            446              0                (872)        410
   Long-term debt                                                 478              0             26 (b)               0         504
                                                           ----------       --------      ---------      --------------   ---------
   Total interest expense                                       3,096          1,065             26              (1,143)      3,044
                                                           ----------       --------      ---------      --------------   ---------
Net interest income                                             3,054          1,075           (131)               (142)      3,856
Provision for credit losses                                       102             95              0                   0         197
                                                           ----------       --------      ---------      --------------   ---------
Net interest income after provision for credit losses           2,952            980           (131)               (142)      3,659
                                                           ----------       --------      ---------      --------------   ---------
Mortgage banking                                                  512             30              0                   0         542
Investment services revenue                                       322             16              0                   0         338
Service charges, fees and commissions                             496            237              0                   0         733
Securities available for sale gains                                38             90              0                   0         128
Other noninterest income                                          496            143              0                   0         639
                                                           ----------       --------      ---------      --------------   ---------
   Total noninterest income                                     1,864            516              0                   0       2,380
                                                           ----------       --------      ---------      --------------   ---------
Employee compensation and benefits                              1,474            452             (2)(c)               0       1,924
Occupancy and equipment                                           468            136             (4)(c)               0         600
Mortgage servicing rights amortization                            196              2              1 (c)               0         199
FDIC assessment                                                    70             21              0                   0          91
Marketing                                                          94             52              0                   0         146
Intangible asset amortization                                     113             77            (21)(c)               0         169
OREO expense                                                       16              6              0                   0          22
Merger and restructuring related charges                          490              7              0                   0         497
Loss on assets held for sale or accelerated disposition           175              0              0                   0         175
Other noninterest expense                                         701            210              0                   0         911
                                                           ----------       --------      ---------      --------------   ---------
       Total noninterest expense                                3,797            963            (26)                  0       4,734
                                                           ----------       --------      ---------      --------------   ---------
Income before income taxes                                      1,019            533           (105)               (142)      1,305
Applicable income taxes                                           420            210            (64)                (57)        509
                                                           ----------       --------      ---------      --------------   ---------
Net income                                                 $      599       $    323      $     (41)       $        (85)  $     796
                                                           ==========       ========      =========      ==============   =========

Net income applicable to common shares: (f)                $      404       $    323      $     (86)(b)    $        (85)   $    556
                                                           ==========       ========      =========      ==============   =========

Weighted average common shares outstanding: (g)
   Primary                                                264,352,367                                                   264,352,367
   Fully Diluted                                          265,442,513                                                   265,442,513

Earnings per share:
   Primary                                                 $     1.53                                                   $      2.10
   Fully Diluted                                                 1.52                                                          2.09

See accompanying notes to the unaudited pro forma combined financial statements


                                FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A.
                                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                For the Twelve Months Ended December 31, 1995 (a)






                                                                 Fleet        Pro Forma          Fleet
(Dollars in millions, except per share data)                  Historical     Adjustments (h)    Pro Forma
                                                            ------------    ------------       -----------
Interest and fees on loans and leases                       $      4,721    $         64      $      4,785
Interest on securities                                             1,304              61             1,365
                                                            ------------    ------------      ------------
   Total interest income                                           6,025             125             6,150
Interest expense:
   Deposits                                                        1,726              56             1,782
   Short-term borrowings                                             801              35               836
   Long-term debt                                                    478               0               478
                                                            ------------    ------------      ------------
   Total interest expense                                          3,005              91             3,096
                                                            ------------    ------------      ------------
Net interest income                                                3,020              34             3,054
Provision for credit losses                                          101               1               102
                                                            ------------    ------------      ------------
Net interest income after provision for credit losses              2,919              33             2,952
                                                            ------------    ------------      ------------
Mortgage banking                                                     511               1               512
Investment services revenue                                          322               0               322
Service charges, fees and commissions                                492               4               496
Securities available for sale gains                                   32               6                38
Other noninterest income                                             493               3               496
                                                            ------------    ------------      ------------
   Total noninterest income                                        1,850              14             1,864
                                                            ------------    ------------      ------------
Employee compensation and benefits                                 1,448              26             1,474
Occupancy and equipment                                              459               9               468
Mortgage servicing rights amortization                               190               6               196
FDIC assessment                                                       67               3                70
Marketing                                                             93               1                94
Intangible asset amortization                                        105               8               113
OREO expense                                                          15               1                16
Merger and restructuring related charges                             490               0               490
Loss on assets held for sale or accelerated disposition              175               0               175
Other noninterest expense                                            693               8               701
                                                            ------------    ------------      ------------
   Total noninterest expense                                       3,735              62             3,797
                                                            ------------    ------------      ------------
Income before income taxes                                         1,034             (15)            1,019
Applicable income taxes                                              424              (4)              420
                                                            ------------    ------------      ------------
Net income                                                  $        610    $        (11)     $        599
                                                            ============    ============      ============

Net income applicable to common shares: (f)                 $        416    $        (12)     $        404
                                                            ============    ============      ============
Weighted average common shares outstanding: (g)
   Primary                                                   264,796,217                       264,352,367
   Fully Diluted                                             265,886,363                       265,442,513

Earnings per share:
   Primary                                                  $       1.57                      $       1.53
   Fully Diluted                                                    1.57                              1.52


See accompanying notes to the unaudited pro forma combined financial statements

                           FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME For the Twelve Months Ended December 31, 1995(a)



                                                          NatWest
                                                          Bancorp         Pro Forma               NatWest
(Dollars in millions, except per share data)              Historical     Adjustment(s)  (e)      Pro Forma
                                                         ------------   ---------------     ---------------


Interest and fees on loans and leases                    $     1,508     $          (9)      $        1,499
Interest on securities                                           642                (1)                 641
                                                         -----------     --------------      --------------
     Total interest income                                     2,150               (10)               2,140

Interest expense:
     Deposits                                                    619                 -                  619
     Short-term borrowings                                       420                26                  446
     Long-term debt                                               61               (61)                   -
                                                         -----------     --------------      --------------
     Total interest expense                                    1,100               (35)               1,065
                                                         -----------     --------------      --------------
Net interest income                                            1,050                25                1,075
Provisions for credit losses                                      95                 -                   95
                                                         -----------     --------------      --------------
Net interest income after provision for credit losses            955                25                  980
                                                         -----------     --------------      --------------
Mortgage banking                                                  30                 -                   30
Investment services revenue                                       16                 -                   16
Service charges, fees and commissions                            237                 -                  237
Securities available for sale gains                               90                 -                   90
Other noninterest income                                         145                (2)                 143
                                                         -----------     --------------      --------------
     Total noninterest income                                    518                (2)                 516
                                                         -----------     --------------      --------------
Employee compensation and benefits                               459                (7)                 452
Occupancy and equipment                                          137                (1)                 136
Mortgage servicing rights amoritization                            2                 -                    2
FDIC assessment                                                   21                 -                   21
Marketing                                                         56                (4)                  52
Intangible asset amortization                                     78                (1)                  77
OREO expense                                                       6                 -                    6
Merger and restructuring related charges                          10                (3)                   7
Loss on assets held for sale or accelerated disposition            -                 -                    -
Other noninterest expense                                        197                13                  210
                                                         -----------     --------------      --------------
     Total noninterest expense                                   966                (3)                 963
                                                         -----------     --------------      --------------
Income before income taxes                                       507                26                  533
Applicable income taxes                                          201                 9                  210
                                                         -----------     --------------      --------------
Net income                                                $      306      $         17        $         323
                                                         ===========     ==============      ==============

Net income applicable to common shares: (f)               $      306      $         17        $         323
                                                         ===========     ==============      ==============


See accompanying notes to the unaudited pro forma combined financial statements


               NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


     (a) The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the period indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Under generally accepted accounting principles ("GAAP"), the assets and liabilities of NatWest will be combined at market value with those of Fleet with the excess of the purchase price over the net assets acquired allocated to goodwill. On November 30, 1995, Fleet completed the merger (the "Shawmut Merger") of Shawmut National Corporation ("Shawmut") with and into Fleet with such merger accounted for as a pooling of interests.

     The pro forma combined financial statements do not give effect to the anticipated cost savings in connection with the Merger or the Shawmut Merger. While no assurance can be given, Fleet expects to achieve cost savings of approximately $200 million (pre-tax) within eighteen months following the Merger. Cost savings of $400 million are also expected to be achieved in connection with the Shawmut Merger. Such cost savings are expected to be achieved within the first fifteen months after the consummation of the Shawmut Merger. Cost savings from both the Merger and the Shawmut Merger are expected to be realized primarily through reductions in staff, elimination and consolidation of certain branches, and the consolidation of certain offices, data processing and other redundant back-office operations. The extent to which cost savings will be achieved in connection with the Merger and the Shawmut Merger is dependent upon various factors beyond the control of Fleet, including the regulatory environment, economic conditions, unanticipated changes in business conditions and inflation. Therefore, no assurances can be given with respect to the ultimate level of cost savings to be realized, or that such savings will be realized in the time frame currently anticipated.

     The pro forma information gives effect to the Merger as if such Merger had occurred on January 1, 1995. In connection with the Merger, Fleet intends to substantially restructure its balance sheet to replace lower yielding assets, primarily securities and residential loans, with higher earning assets acquired from NatWest and to replace higher cost funding with lower cost deposits acquired from NatWest (see note d). The pro forma information gives effect to the balance sheet restructuring. However, due to differences in market conditions and the balance sheet mix and size during 1995 compared to the current market conditions and the current balance sheet mix and size, pro forma results of operations may not be indicative of the results of operations in the future or which would have resulted had the acquisition been consummated during the period for which the pro forma information is presented.

     In connection with the Shawmut Merger, Fleet signed definitive agreements to divest 64 branches to comply with anti-trust concerns. The sales will consist of approximately $2.6 billion in deposits and $1.9 billion in loans. The negative impact of the divestitures is not expected to be material to the business operations or financial condition of Fleet and such impact has not been included in the accompanying Unaudited Pro Forma Combined Financial Statements. No divestitures are anticipated from the Merger.

     During 1995, Fleet recorded pre-tax charges of $490 million relating to the Shawmut Merger and $175 million related to Fleet's decision to sell Fleet Finance, the corporation's Atlanta based consumer finance subsidiary, and certain nonperforming assets that have been identified for accelerated disposition. In connection with this charge, approximately $1.7 billion of assets (primarily loans) were classified to held for sale or accelerated disposition. The after-tax effect of these charges was $429 million. During the fourth quarter of 1995, Fleet exchanged all of the corporation's dual convertible preferred stock for 19.9 million shares of Fleet common stock. As part of that transaction, $283 million of preferred equity was reclassified to common equity and earnings available to common shareholders was reduced by $0.59 per share. These transactions are reflected in the accompanying Unaudited Pro Forma Combined Financial Statements.

               NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS



     All dollar amounts included in these Notes to Unaudited Pro Forma Combined Financial Statements are in thousands unless otherwise indicated.

     (b) The Merger Agreement provides for the payment of $2.7 billion in cash at the closing; provided that Fleet may elect to pay (i) up to $175 million of the purchase price in shares of its common stock, $0.01 par value (the "Common Stock") and (ii) up to $300 million of the purchase price in shares of a new series of Fleet preferred stock with a stated value of $250 per share. The Unaudited Pro Forma Combined Financial
Statements assume that no common stock is issued as part of the purchase price and that no preferred stock is issued to NatWest PLC as part of the purchase price. The following funding assumptions have been made in conjunction with the Merger and are reflected in the accompanying Unaudited
Pro Forma Combined Financial Statements. The $2.7 billion purchase price will be funded through the issuance of $600 million of preferred stock with a dividend rate of 7.50%, the issuance of $400 million of long-term debt with an average borrowing rate of 6.50%, and that the remaining $1.7 billion purchase price is funded through dividends received from Fleet subsidiaries ($1.375 billion) and asset sales within Fleet Bank N.A. ($325 million). The source of funds for the $1.375 billion in dividends received from subsidiaries is assumed to be the result of asset sales, primarily securities. As part of this transaction, pro forma adjustments assume Fleet raises an additional $675 million of short-term borrowings (primarily commercial paper) to recapitalize certain of the subsidiaries and it is assumed that such subsidiaries reduce short-term borrowings by $675 million. These funding assumptions are based on the best information available as of the date of the filing of these Unaudited Pro Forma Combined Financial Statements and may be different from the actual adjustments to reflect the funding transactions actually consummated. All funding transactions are assumed to have occurred as of January 1, 1995.

     (c) Purchase accounting adjustments include adjustments to reflect the fair value of the assets acquired and liabilities assumed, the elimination of NatWest's stockholder's equity, and the recording of goodwill and core deposit intangible in accordance with the purchase method of accounting. These adjustments are based on the best information available as of the date of the filing of these Unaudited Pro Forma Combined Financial Statements and may be different from the actual adjustments to reflect the fair value of the net assets purchased as of the date of consummation of the merger. Adjustments have been made to the Unaudited Pro Forma Combined Balance Sheet to reflect the recording of goodwill as well as to eliminate any goodwill balances previously recorded at NatWest, in accordance with the purchase method of accounting.


  Purchase price                                                     $2,700
    Historical net tangible assets acquired              $3,380
    Elimination of NatWest goodwill and identifiable
      intangibles                                          (990)      2,390
                                                         -------
    Estimated fair value adjustments                                    (34)
    Estimated purchase price adjustment                                 (71)(1)
                                                                    --------

  Estimated fair value of net assets acquired                         2,285
                                                                    --------

  Excess cost over net assets acquired (goodwill)                     $ 415
                                                                    ========

(1) In accordance with the Merger Agreement the purchase price will be adjusted based upon the tangible equity of NatWest as of the closing date of the Merger, The pro forma adjustment reflects the estimated increase in the purchase price as if the Merger had been consummated on December 31, 1995.

               NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS



Goodwill of $415 million has been estimated assuming a purchase price of $2.7 billion which excludes any payments to be made under the earnout agreements. The Merger Agreement provides for additional payments (the "Earnout") to be made annually based upon the level of earnings from the NatWest franchise, not to exceed $560 million during an eight year "Earnout Period", which will commence (a) on July 1, 1996 and end on June 30, 2004 if the closing occurs on or before June 30, 1996, or, if the closing occurs after June 30, 1996, (b) on the first day of the fiscal quarter immediately following such closing and end on the eighth anniversary of such first day of such fiscal quarter. Assuming full payout of the Earnout, the total purchase price would be $3.26 billion resulting in an increase to goodwill of $560 million. Such increase, if any, will be recorded when earned during the Earnout Period and will be amortized over the remaining life of the goodwill. Included in the pro forma adjustments is an increase to goodwill of $169 million as of December 31, 1995, reflecting the estimated payment required under the Earnout assuming consummation of the Merger as of January 1, 1995. This estimate is based on the level of NatWest pro forma earnings in 1995 and is not necessarily indicative of payments that may be made, if any, upon consummation of the Merger. Estimated fair value adjustments include merger related charges and other adjustments to reflect the estimated fair value of assets being acquired and liabilities being assumed. Significant adjustments include core deposit intangible of $150 million, net of tax, and a liability of $106 million, net of tax, to reflect Fleet's best estimate of merger related charges. Goodwill due to the Merger will be amortized on a straight line basis over 25 years. Other identifiable intangible assets due to the Merger will be amortized over the estimate period of benefit (primarily core deposit intangible, not exceeding 10 years).

     (d) In conjunction with or prior to the Merger, Fleet and Bancorp will take certain actions to restructure the Combined Balance Sheet through the liquidation of low-return assets and the reduction of borrowed funds. These restructuring adjustments are reflected in the accompanying Unaudited Pro Forma Combined Financial Statements. The accompanying Unaudited Pro Forma Combined Financial Statements assume the reduction of approximately $19.9 billion of assets and an equal amount of borrowed funds. The assets assumed to be reduced include approximately $13.4 billion of securities with an average yield of 6.18%, approximately $3.5 billion of loans, primarily residential real estate, with an average yield of 7.98%, and approximately $3.0 billion in federal funds sold with an average yield of 5.89%. The $19.9 billion of borrowed funds assumed to be reduced includes approximately $14.6 billion of short-term borrowings with an average borrowing rate of 5.69%, and $5.3 billion of time deposits with an average borrowing rate of 5.89%. Asset yields and funding costs have been estimated based upon historical weighted average yields and funding costs of similar assets and liabilities in the aggregate and may not be indicative of the results of operations in the future or which would have been realized had such transactions been consummated during the period for which the pro forma information is presented. The balance sheet restructuring adjustments have been calculated assuming a certain balance sheet size as well as a certain mix of balance sheet assets (primarily securities and residential loans) to total assets as of December 31, 1995. As a result, restructuring assumptions may not be indicative of the results of operations in the future or that would have been achieved had the Merger been consummated at the beginning of the period indicated. Also, due to changing market conditions, balance sheet mix and balance sheet size restructuring assumptions may differ as compared to the ultimate balance sheet restructuring upon consummation of the Merger.

               NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


     (e) Pursuant to the Merger Agreement, certain operating subsidiaries of Bancorp, including its leasing business, and certain assets and liabilities of NatWest will be retained by Bancorp. Pro forma adjustments reflect the approximate impact of those assets not being purchased and liabilities not being assumed.

     (f) The Fleet/NatWest Pro Forma net income applicable to common shares reflects the sum of the Fleet Pro Forma net income applicable per common share and the NatWest Pro Forma net income applicable per common share adjusted for the purchase accounting, funding, and restructuring adjustments.

     (g) The Fleet Pro Forma weighted average shares outstanding for the year ended December 31, 1995, reflects the effect of issuing treasury stock in connection with the NBB Bancorp, Inc. ("NBB") and Northeast Federal Corp. ("Northeast") transactions as if such repurchase of common stock and reissuance of the treasury stock occurred on January 1, 1995.

     (h) During 1995, Fleet also completed the merger (the "NBB Merger") of NBB with and into Fleet, the merger (the "Plaza Merger") of Plaza Home Mortgage Corp. ("Plaza") with and into Fleet, the merger (the "Northeast Merger") of Northeast with and into Fleet, the acquisition (the "Barclays Acquisition") of substantially all of the assets of Barclays Business Finance Division of Barclays Business Credit, Inc. ("Barclays") by Fleet and Fleet's repurchase (the "FMG Repurchase") of the publicly-held share of Fleet's majority-owned subsidiary, Fleet Mortgage Group, Inc. ("FMG"), each of which was accounted for by the purchase method of accounting and each of which is included in the Unaudited Pro Forma Combined Balance Sheet. Pro forma adjustments to the Unaudited Pro Forma Combined Statements of Income reflect the impact of the NBB Merger, the Barclays Acquisition, the FMG Repurchase, the Plaza Merger and the Northeast Merger which were consummated on January 27, 1995, January 31, 1995, February 28, 1995, March 3, 1995 and June 9, 1995, respectively, as if such transactions had been consummated on January 1, 1995. Certain acquisitions completed by NatWest during 1995 have not been reflected in the Unaudited Pro Forma Combined Financial Statements due to immateriality.